Exhibit 99.1

CARNIVAL CORPORATION & PLC
PROVIDES FIRST QUARTER 2021 BUSINESS UPDATE

MIAMI (April 7, 2021) - Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) provides first quarter 2021 business update.

•U.S. GAAP net loss of $(2.0) billion and adjusted net loss of $(2.0) billion for the first quarter of 2021.
•First quarter 2021 ended with $11.5 billion of cash and short-term investments.
•Cash burn rate in the first quarter of 2021 was better than expected as the company has identified and implemented opportunities to optimize its monthly spend.
•Booking volumes for all future cruises during the first quarter of 2021 were approximately 90% higher than booking volumes during the fourth quarter of 2020.
•Cumulative advanced bookings for full year 2022 are ahead of a very strong 2019, despite minimal advertising or marketing.
•Six of the company's nine brands are expected to resume limited guest cruise operations by this summer.
◦AIDA resumed guest cruise operations in March sailing in the Canary Islands.
◦Costa expects to resume guest cruise operations in May sailing to Italian ports.
◦P&O Cruises (UK), Cunard and Princess Cruises will each offer a series of UK cruises this summer.
◦Seabourn expects to resume guest cruise operations this summer sailing from Greece.

Carnival Corporation & plc President and Chief Executive Officer Arnold Donald noted, “We are focused on resuming operations as quickly as practical, while at the same time demonstrating prudent stewardship of capital and doing so in a way that serves the best interests of public health. Our highest responsibility and therefore our top priority is always compliance, environmental protection and the health, safety and well-being of everyone.” Donald added, “Our portfolio of brands have clearly been an asset as we resume operations this summer with nine ships across six of our brands.”

Donald continued, “Throughout the pause we have been positioning Carnival Corporation to return to serving guests an operationally stronger company than we were before. With an exciting roster of six new, more efficient ships by December and with lower capacity from the exit of 19 less efficient ships, we expect to capitalize on pent-up demand and achieve significant cost improvement from the greater efficiency of our fleet, along with ongoing streamlining of shoreside operations.”

Update on Bookings

Donald added, “Booking volumes are accelerating. During the first quarter of 2021 they were approximately 90% higher than volumes during the fourth quarter of 2020 reflecting both the significant pent up demand and long-term potential for cruising.”

Cumulative advanced bookings for full year 2022 are ahead of a very strong 2019 as of March 21, 2021. The company highlights this level of bookings was achieved with minimal advertising and marketing. (Due to the pause in guest cruise operations in 2020, the company's current booking trends will be compared to bookings trends for 2019 sailings.)

Total customer deposits as of February 28, 2021 and November 30, 2020 were $2.2 billion, the majority of which are future cruise credits. During the quarter, customer deposits on new bookings essentially offset the impact of refunds provided. As of February 28, 2021, the current portion of customer deposits was $1.8 billion, of which $0.7 billion relates to bookings for the remainder of 2021.

Resumption of Guest Operations

The company is uniquely positioned for a phased resumption in cruise travel given its multiple brands which can each be restarted independently and tailored to the environment of their respective source market. AIDA Cruises (“AIDA”) resumed guest cruise operations in late March sailing in the Canary Islands. Costa Cruises (“Costa”) expects to resume operations in May sailing to Italian ports. P&O Cruises (UK), Cunard and Princess Cruises will each offer a series of cruises this summer sailing around UK coastal waters with P&O Cruises (UK) kicking off the season in June followed by Cunard and Princess Cruises in July. Seabourn also expects to resume guest cruise operations this summer sailing from Greece. In addition, this summer Holland America Line and Princess Cruises expect to offer land-based vacation options for travelers to experience Alaska through a combination of tours, lodging and sightseeing.

Health and Safety Protocols

Initial cruises are taking place with adjusted passenger capacity and enhanced health protocols developed with government and health authorities, and guidance from the company's roster of medical and scientific experts. The company has been working with a number of world-leading public health, epidemiological and policy experts to support its ongoing efforts with enhanced health and safety protocols to help protect against and mitigate the impact of COVID-19 during cruise vacations. The company's brands have a comprehensive set of health and hygiene protocols that facilitate a safe and healthy return to cruise vacations. These enhanced protocols are modeled after shoreside health and mitigation guidelines as provided by each brand's respective country, and approved by all relevant regulatory authorities. Protocols will be updated based on evolving scientific and medical knowledge related to mitigation strategies. In addition to the jurisdictions associated with the restart plans noted above, the company continues to work closely with governments and health authorities in other parts of the world to ensure that its health and safety protocols will also comply with the requirements of each location.

Increasing Liquidity

Carnival Corporation & plc Chief Financial Officer David Bernstein noted, “We ended the first quarter with $11.5 billion in cash and short-term investments. At this time, we believe we have enough liquidity to get us back to full operations and we will be pursuing refinancing opportunities to reduce interest expense and extend maturities. We have successfully identified and implemented actions to optimize our monthly cash burn rate and we will continue to do so.”

The company's monthly average cash burn rate for the first quarter of 2021 was $500 million, which was better than expected primarily due to the timing of capital expenditures. The company expects the monthly average cash burn rate for the first half of 2021 to be approximately $550 million, which is better than previously expected. This is a result of the company's efforts to optimize its monthly spend despite higher restart related spend. This monthly average cash burn rate includes ongoing ship operating and administrative expenses, estimated restart spend, working capital changes (excluding changes in customer deposits), interest expense and capital expenditures (net of export credit facilities), and excludes scheduled debt maturities as well as other cash collateral to be provided. As the company continues to resume guest cruise operations, it expects to incur incremental spend relating to bringing ships out of pause status, returning crew members to its ships and implementing enhanced health and safety protocols.

Due to the pause in guest operations, the company has taken significant actions to preserve cash and secure additional financing to increase its liquidity. Since March 2020, the company has raised $23.6 billion through a series of transactions, including the following transactions since the beginning of the first quarter 2021:

•Borrowed $1.5 billion under export credit facilities in December 2020
•Issued $3.5 billion of senior unsecured notes in February 2021
•Completed a $1.0 billion public equity offering of its common stock in February 2021

During the remainder of fiscal 2021, the company expects to refinance debt at lower interest rates and extend maturities.

As of February 28, 2021, the company's outstanding debt maturities are as follows:

(in billions)	2Q 2021	3Q 2021	4Q 2021	1Q 2022
Principal payments on outstanding debt (a)	$0.4	$0.5	$0.3	$0.6

(a)Excluding the revolving facility. As of February 28, 2021, borrowings under the revolving facility were $3.1 billion. The maturities for these borrowings are currently extended through September 2021. The company may re-borrow such amounts subject to satisfaction of the conditions in the revolving facility agreement.

The pause in guest operations continues to have a material negative impact on all aspects of the company's business, including the company’s liquidity, financial position and results of operations. The company expects a net loss on both a U.S. GAAP and adjusted basis for the second quarter 2021 and full year ending November 30, 2021.

Conference Call
The company has scheduled a conference call with analysts at 10:00 a.m. EDT (3:00 p.m. BST) today to discuss its business update. This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc’s website at www.carnivalcorp.com and www.carnivalplc.com.
Carnival Corporation & plc is one of the world’s largest leisure travel companies with a portfolio of nine of the world’s leading cruise lines. With operations in North America, Australia, Europe and Asia, its portfolio features – Carnival Cruise Line, Princess Cruises, Holland America Line, P&O Cruises (Australia), Seabourn, Costa Cruises, AIDA Cruises, P&O Cruises (UK) and Cunard.
Additional information can be found on www.carnivalcorp.com, www.carnivalsustainability.com, www.carnival.com, www.princess.com, www.hollandamerica.com, www.pocruises.com.au, www.seabourn.com, www.costacruise.com, www.aida.de, www.pocruises.com and www.cunard.com.

MEDIA CONTACT	INVESTOR RELATIONS CONTACT
Roger Frizzell	Beth Roberts
+1 305 406 7862	+1 305 406 4832

Cautionary Note Concerning Factors That May Affect Future Results

Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

•Pricing	•Estimates of ship depreciable lives and residual values
•Booking levels	•Goodwill, ship and trademark fair values
•Occupancy	•Liquidity and credit ratings
•Interest, tax and fuel expenses	•Adjusted earnings per share
•Currency exchange rates	•Impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:
•COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, reputation, litigation, cash flows, liquidity, and stock price.
•As a result of the COVID-19 outbreak, we may be out of compliance with one or more maintenance covenants in certain of our debt facilities, with the next testing date of November 30, 2022.
•World events impacting the ability or desire of people to travel have and may continue to lead to a decline in demand for cruises.
•Incidents concerning our ships, guests or the cruise vacation industry as well as adverse weather conditions and other natural disasters have in the past and may, in the future, impact the satisfaction of our guests and crew and lead to reputational damage.
•Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties and reputational damage.
•Breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks, including the recent ransomware incidents, and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage.
•Ability to recruit, develop and retain qualified shipboard personnel who live away from home for extended periods of time may adversely impact our business operations, guest services and satisfaction.
•Increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs.
•Fluctuations in foreign currency exchange rates may adversely impact our financial results.
•Overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options.
•Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.
Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

CARNIVAL CORPORATION & PLC
NON-GAAP FINANCIAL MEASURES

	Three Months Ended February 28/29,
(in millions)	2021	2020
Net income (loss)
U.S. GAAP net income (loss)	$(1,973)	$(781)
(Gains) losses on ship sales and impairments	3	928
Restructuring expenses	—	—
Other	15	3
Adjusted net income (loss)	$(1,954)	$150

Explanations of Non-GAAP Financial Measures

Non-GAAP Financial Measures

We use adjusted net income (loss) as a non-GAAP financial measure of our cruise segments’ and the company’s financial performance. This non-GAAP financial measure is provided along with U.S. GAAP net income (loss).

We believe that gains and losses on ship sales, impairment charges, restructuring costs and other gains and losses are not part of our core operating business and are not an indication of our future earnings performance. Therefore, we believe it is more meaningful for these items to be excluded from our net income (loss), and accordingly, we present adjusted net income (loss) excluding these items.

The presentation of our non-GAAP financial information is not intended to be considered in isolation from, as substitute for, or superior to the financial information prepared in accordance with U.S. GAAP. It is possible that our non-GAAP financial measures may not be exactly comparable to the like-kind information presented by other companies, which is a potential risk associated with using these measures to compare us to other companies.